UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

PACCAR Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14817	91-0351110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777-106th Ave. N.E.
Bellevue, Washington		98004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 468-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(f). On April 27, 2026, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (the “LTIP Cash Awards”) for the 2023-2025 cycle under the Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 18, 2026 proxy statement (the “Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 26 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. P. Feight	$6,834,144	$19,453,009
H. C. Schippers	$1,330,337	$5,037,791
B. J. Poplawski	$259,455	$2,164,812
K. D. Baney	$596,624	$3,761,067
C. M. Dozier	$1,187,393	$4,832,587
D. C. Siver	$1,117,362	$4,685,040

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

As permitted by SEC rules, the median employee utilized for 2025 is the same employee identified in 2023 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. For 2025, our last completed fiscal year:

(a) The annual total compensation of PACCAR’s median employee (excluding Mr. Feight, our Chief Executive Officer) was $98,350;

(b) The annual total compensation of our Chief Executive Officer was $19,453,009; and

(c) The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 198 to 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders was held on April 28, 2026.

(b) The following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of directors.

The following persons were elected to serve as directors with a term expiring in 2027:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	450,432,465	8,357,621	336,416	22,674,771
P. R. Breber	445,574,369	12,992,828	559,305	22,674,771
A. J. Carnwath	437,365,459	21,220,087	540,956	22,674,771
R. P. Feight	455,600,920	3,207,187	318,395	22,674,771
K. S. Hachigian	436,005,585	22,536,468	584,449	22,674,771
B. A. Hill	456,813,355	1,740,493	572,654	22,674,771
B. B. Hulit	457,459,777	1,111,380	555,345	22,674,771
J. M. Pigott	452,963,004	5,891,164	272,334	22,674,771
L. A. S. Pretti	455,746,423	2,839,115	540,964	22,674,771
G. Ramaswamy	455,629,161	2,890,400	606,941	22,674,771
D. A. Scheiter	456,570,059	1,972,331	584,112	22,674,771
M. A. Schulz	393,722,579	63,686,066	1,717,857	22,674,771

Item No. 2. Advisory resolution to approve executive compensation.

Item No. 2 received the affirmative vote of a majority of the shares outstanding and entitled to vote on this item at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
432,025,578	25,777,225	1,323,699	22,674,771

Item No. 3. Advisory vote on the ratification of independent auditors.

Item No. 3 received the affirmative vote of a majority of the shares present and entitled to vote on this item at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
459,284,605	22,031,967	484,701	0

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	May 1, 2026	By:	/s/ M. K. Walton
M. K. Walton, Vice President and General Counsel